Exhibit 21.1
Opportunity Zone Fund, L.P. Subsidiaries
2922 S. Crenshaw Blvd (LA) Owner, LLC
OZ-Aquamarine Westside Pledgor, LLC
OZ-Aquamarine Westside Investor, LLC (indirectly)
Aquamarine Lessor Parent, LLC (indirectly)
Chestnut Westside, LLC
Castanea Project, LLC
3000 S. Crenshaw Blvd (LA) OZ Owner, LLC
4501 W. Adams (LA) OZ Owner, LLC
6800 Georgia Ave. NW (DC) Holdings, LLC
6800 Georgia Ave. NW (DC) Owner, LLC
CIM Epic Phase 2 QOZB GP 1, LLC
Epic Phase 2 QOZB, LP
5252 W. Adams (LA) OZ Owner, LLC
5238 W. Adams (LA) OZ Owner, LLC
5211 W. Adams (LA) OZ Owner, LLC
5223 W. Adams (LA) OZ, LLC
5201 W. Adams (LA) OZ, LLC
6007 Sunset (LA) OZ, LLC
95 Centennial (OZ) Owner, LLC
250 MLK Jr (OZ) Owner, LLC
Westlands Solar Blue (OZ) Parent, LLC
Westlands Solar Blue (OZ) Owner, LLC (indirectly)
2535 Alsace Ave (LA) OZ Owner Holdings, LLC
2533 Mansfield (LA) OZ Owner Holdings, LLC
6611-6637 Hollywood (LA) OZ Owner Holdings, LLC
6611-6637 Hollywood (LA) OZ Owner, LLC (indirectly)
3045 Crenshaw Blvd (LA) OZ Owner, LLC
5075 W. Adams (OZ) Owner, LLC